SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of

the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2013

ATRICURE, INC.

(Exact name of registrant as specified in charter)

Delaware	000-51470	34-1940305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6217 Centre Park Drive West Chester, OH	45069
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 755-4100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The stockholders of AtriCure, Inc. (the “Company”) voted on four items at the Annual Meeting of Stockholders held on May 23, 2013:

1.	The election of nine directors to serve one-year terms expiring at the 2014 Annual Meeting and until their successors have been duly elected and qualified;

2.	A proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013;

3.	An advisory vote on the compensation of the Company’s named executive officers as disclosed in the proxy statement; and

4.	An advisory vote on the frequency for future advisory votes on executive compensation.

The nominees for director were elected based upon the following votes:

Director Nominees	Votes For	Votes Withheld	Broker Non-Votes
Michael H. Carrel	13,024,270	215,384	5,392,853
Mark A. Collar	12,915,262	324,392	5,392,853
Donald C. Harrison, M.D.	12,750,741	488,913	5,392,853
Michael D. Hooven	12,227,101	1,012,553	5,392,853
Richard M. Johnston	12,759,293	480,361	5,392,853
Elizabeth D. Krell, Ph.D.	12,126,652	1,113,002	5,392,853
Mark R. Lanning, C.P.A.	12,918,393	321,261	5,392,853
Karen P. Robards	12,932,116	307,538	5,392,853
Robert S. White	13,030,661	209,993	5,392,853

The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013 received the following votes:

For:	18,390,630
Against:	240,077
Abstain:	800
Broker Non-Votes:	1,000

The advisory vote on the compensation of the Company’s named executive officers as disclosed in the proxy statement received the following votes:

For:	9,424,579
Against:	3,766,700
Abstain:	48,375
Broker Non-Votes:	5,392,853

The advisory vote on the frequency for future advisory votes on executive compensation received the following votes:

Every Year:	11,855,494
Every Two Years:	463,500
Every Three Years:	623,577
Abstain:	9,210
Broker Non-Votes:	5,680,726

In light of the voting results with respect to the frequency of future shareholder votes on executive compensation, the Company’s Board of Directors has determined that the Company will hold an annual advisory vote on the compensation of named executive officers. The Company is required to hold an advisory vote on frequency at a minimum of every six years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ATRICURE, INC.

Date: May 24, 2013	By:	/s/ M. Andrew Wade
M. Andrew Wade
Vice President and Chief Financial Officer